CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
China Security & Surveillance Technology, Inc.

We consent to the incorporation by reference in this Registration Statement on Form S-8, of our report dated May 25, 2006, relating to the 2005 consolidated financial statements of China Security & Surveillance Technology, Inc. and subsidiaries, which appears in the prospectus dated November 15, 2006, pursuant to Rule 424(b)(3) in connection with Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-138166).

/s/ GHP Horwath, P.C.
GHP HORWATH, P.C.
Denver, Colorado
February 14, 2007